Exhibit 99.1

For Release       Immediate

Contacts          (News Media) Tony Zehnder, EVP, Corporate Communications
                  312.396.7086
                  (Investors) Lowell Short, SVP, Investor Relations
                  317.817.2893

               Conseco Reports Fourth Quarter and Year-End Results

Carmel, Ind., February 27, 2006 - Conseco, Inc. (NYSE: CNO) today reported results for the fourth quarter and full year of 2005.

Fourth quarter 2005 results:

     o    Net operating income (1): $70.4 million, up 1% over 4Q04
     o    Net operating income per diluted share: 44 cents, up 5% over 4Q04
     o Net income applicable to common stock: $67.6 million, down 12% from 4Q04 (including $2.8 million of net realized investment losses in 4Q05 vs. $7.3 million of net realized investment gains in 4Q04)
     o Net income per diluted share: 42 cents, down 9% from 4Q04 (including 2 cents of net realized investment losses in 4Q05 vs. 4 cents of net realized investment gains in 4Q04)
     o Earnings before net realized investment gains (losses), corporate interest and taxes ("EBIT") (2): $130.2 million, flat with 4Q04
     o    Sales (new annualized premium): $89.7 million, up 19% over 4Q04

Full year 2005 results:

     o    Net operating income (1): $286.9 million, up 36% over 2004
     o    Net operating income per diluted share: $1.76, up 17% over 2004
     o    Net income applicable to common stock: $286.9 million, up 25% over
          2004
     o    Net income per diluted share: $1.76, up 8% over 2004
     o Earnings before net realized investment gains (losses), corporate interest, gain (loss) on extinguishment of debt and taxes ("EBIT")
          (2): $555.3 million, up 12% over 2004
     o    Sales (new annualized premium): $332.6 million, up 10% over 2004

-----------------
(1) Management believes that an analysis of Net Income applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on page 3 and 7.
(2) Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest, gain (loss) on extinguishment of debt and taxes ("EBIT", a non-GAAP financial measure) provides a clearer comparison of the productivity improvements of the company quarter-over-quarter because it excludes: (i) the effects of the 2005 issuance of convertible debentures and amendment of our credit facility as well as the 2004 equity offering and debt refinancing; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on page 3 and 7.
(3) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 16% and $25.42, respectively.

                                    - more -

                                                                    Conseco (2)
                                                              February 27, 2006

President and CEO William Kirsch said, "Conseco's operating performance in 2005 reflects the progress we are making on our key initiatives. In addition to higher sales and lower expenses, our initiatives related to technology, operations, customer service and governance and compliance all contributed to our fourth quarter and full-year performance. We are continuing to make the necessary investments to expand our capabilities in each of these critical areas. In particular, we have restructured our product development capabilities on an enterprise-wide basis to better meet customer requirements across the middle market and to better support our expanding distribution. We are moving ahead with a clear focus on the driving factors behind our profitable growth to establish Conseco as a leading provider of financial security for the life, health and retirement needs of middle market Americans."

Financial strength
Our year-end 2005 debt-to-total capital ratio, excluding accumulated other comprehensive income (3), was 16%, compared to 18% at year-end 2004, and book value per share, excluding accumulated other comprehensive income (3), was $24.95 compared to $19.18 at year-end 2004. As a consequence of our sustained operating earnings since our emergence from bankruptcy and the previously disclosed favorable decision in 2005 by the IRS regarding Section 382, we reduced the valuation allowance on our deferred tax assets and increased additional paid-in capital by $585.8 million in the quarter. Further, we have reached a tentative settlement with the IRS, subject to final government approvals, concluding that $2.1 billion of the loss related to Conseco Finance Corp. was realized by the life insurance company subgroup of Conseco and the remainder was realized by the nonlife subgroup, providing significant tax benefits for Conseco well into the future. We expect that this tentative settlement will be finalized in 2006, at which time we will evaluate whether further reductions in the valuation allowance are appropriate.

Our consolidated risk-based capital (RBC) ratio (a non-GAAP measure) was approximately 358% at December 31, 2005, up from 318% at year-end 2004.

Sales up 19% for the quarter
Total sales, as measured by new annualized premium (which includes 6% of annuity and 10% of single premium whole life deposits), rose by 19% over 4Q04 to $89.7 million, as we capitalized on growth opportunities across our three distribution channels: career, independent and direct. For the year, new annualized premium rose 10% over 2004, to $332.6 million.

At Conseco Insurance Group (independent distribution), total 4Q05 new annualized premium was $21.3 million, up 64% over 4Q04. For the year, new annualized premium rose 22%, to $68.8 million. Expanded product offerings, revitalized marketing efforts, increased agent productivity and improved recruiting efforts contributed to the overall increase.

At Bankers Life (career distribution), total 4Q05 new annualized premium was $61.2 million, up 7% over 4Q04, primarily driven by Medicare supplement sales. New annualized premium for the year also rose 7%, to $233.6 million.

At Colonial Penn (direct distribution), total 4Q05 new annualized premium was $7.2 million, up 27% over 4Q04, principally due to increased marketing efforts. For the year, new annualized premium rose 13%, to $30.2 million.

In addition to generating higher sales, agents of Bankers Life and Conseco Insurance Group were responsible for the sale of approximately 120,000 Medicare Prescription Drug (Part D) plans underwritten jointly by Coventry Health Care (Coventry) and Bankers Life through mid February 2006. Approximately 57% of these sales were to our current policyholders. The distribution relationship with Coventry has allowed us to expand our senior product offerings while boosting the recruitment, retention and productivity of our agents.

Expense savings targets exceeded
Consistent with our commitment to reduce expenses, we continue to make steady progress by aggressively eliminating non-strategic costs. All operating segments achieved or exceeded their expense savings goals this year through initiatives that have reduced redundancies, streamlined back-office operations and improved claims processes. Our net operating expenses (excluding commissions) decreased by $43 million during 2005 compared to our stated expense reduction goal of $30 million in 2005.

                                    - more -

                                                                     Conseco (3)
                                                              February 27, 2006

Operating results
Results by segment for the quarter were as follows ($ in millions):

                                                                                            Three Months Ended
                                                                                               December 31,
                                                                                          --------------------------
                                                                                          2005                  2004
                                                                                          ----                  ----
EBIT:
  Bankers Life (including Colonial Penn)..........................................       $ 66.8                $ 63.0
  Conseco Insurance Group ("CIG").................................................         59.1                  61.0
  Other Business in Run-off.......................................................         17.9                  18.8
  Corporate Operations, excluding corporate interest expense......................        (13.6)                (12.5)
                                                                                         ------                ------

     Total EBIT...................................................................        130.2                 130.3

Corporate interest expense........................................................        (10.9)                (11.6)
                                                                                         ------                ------

       Income before net realized investment gains (losses) and taxes.............        119.3                 118.7

Tax expense.......................................................................         39.4                  39.6
                                                                                         ------                ------

     Net income before net realized investment gains (losses).....................         79.9                  79.1
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................          9.5                   9.5
                                                                                         ------                ------

     Net operating income.........................................................         70.4                  69.6

Net realized investment gains (losses), net of related amortization and taxes.....         (2.8)                  7.3
                                                                                         ------                ------

     Net income applicable to common stock........................................       $ 67.6                $ 76.9
                                                                                         ======                ======

Per diluted share:
     Net operating income.........................................................         $.44                  $.42

     Net realized investment gains (losses), net of related amortization and taxes         (.02)                  .04
                                                                                           ----                  ----

     Net income applicable to common stock........................................         $.42                  $.46
                                                                                           ====                  ====

In our Bankers Life segment, EBIT in the fourth quarter of 2005 was $66.8 million compared to $63.0 million in the fourth quarter of 2004. The earnings improvement reflects the overall growth of the business, reduced operating expenses and increased investment income (including the impact of prepayment income on fixed maturity investments and mortgage loans of $1.0 million and $2.3 million in the fourth quarters of 2005 and 2004, respectively), partially offset by higher benefit ratios in the long-term care line of business.

In our Conseco Insurance Group segment, EBIT was $59.1 million in the fourth quarter of 2005, compared to $61.0 million in the fourth quarter of 2004. Earnings in the fourth quarter of 2005 reflected a $6.0 million increase to prior period specified disease reserves, partially offset by $2.1 million of prepayment income on fixed maturity investments and mortgage loans, net of related additional amortization expense. We also recognized an $8.8 million pre-tax gain on the termination of a postretirement benefit plan in the fourth quarter of 2005 that approximated a similar gain recognized in the fourth quarter of 2004.

In our Other Business in Run-off segment, EBIT was $17.9 million in the fourth quarter of 2005, compared to $18.8 million in the fourth quarter of 2004. During the fourth quarter of 2005, we converted our long-term care business in run-off to a new actuarial valuation system. We also completed a new claim cost study and developed new continuance tables used in estimating claim reserves. These procedures resulted in net increases to our insurance liabilities, which reduced pre-tax earnings by $2.0 million in the fourth quarter of 2005.

                                    - more -

                                                                     Conseco (4)
                                                               February 27, 2006

The Corporate operations segment includes "40|86 Advisors", our investment advisory subsidiary, and corporate expenses. Results of corporate operations included a $6.9 million increase to litigation reserves, partially offset by a $3.2 million reduction to the allowance for uncollectible loans receivable from certain former directors and officers of our predecessor following recent settlements.

Outlook
We currently expect that our 2006 operating earnings will at least meet the lower end of the current analyst estimates published by First Call of $1.85 of net income per share, based on our year-end 2005 diluted shares outstanding. This outlook is based on numerous assumptions and factors. If they prove incorrect, actual earnings could differ materially from estimates. (See note on forward-looking statements below).

Conference Call
The company will host a conference call to discuss results at 11:00 a.m. Eastern Standard time on Tuesday, February 28. The webcast can be accessed through the Investors section of the company's website as follows: https://www.conseco.com/conseco/selfservice/about/investors/webcasts.jhtml.
Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and
(xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                                - Tables Follow -

                                                                     Conseco (5)
                                                               February 27, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           December 31, 2005 and 2004
                              (Dollars in millions)
                                   (unaudited)

                                                                                                2005               2004
                                                                                                ----               ----
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       2005 - $22,380.2; 2004 - $21,015.4)................................................    $22,494.2         $21,633.4
     Equity securities at fair value (cost: 2005 - $25.6; 2004 - $32.7)...................         27.1              33.9
     Mortgage loans.......................................................................      1,264.2           1,123.8
     Policy loans.........................................................................        429.8             448.5
     Trading securities...................................................................        716.3             902.3
     Other invested assets ...............................................................        109.6             164.4
                                                                                              ---------         ---------
       Total investments..................................................................     25,041.2          24,306.3

Cash and cash equivalents:
     Unrestricted.........................................................................        237.8             776.6
     Restricted...........................................................................         35.2              18.9
Accrued investment income.................................................................        315.4             308.4
Value of policies inforce at the Effective Date...........................................      2,414.0           2,629.6
Cost of policies produced.................................................................        758.8             409.1
Reinsurance receivables...................................................................        887.5             975.7
Income tax assets.........................................................................      1,496.6             967.2
Assets held in separate accounts..........................................................         29.8              32.9
Other assets..............................................................................        341.0             339.9
                                                                                              ---------         ---------

       Total assets.......................................................................    $31,557.3         $30,764.6
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products..........................................................  $12,686.8         $12,508.2
       Traditional products.................................................................   11,872.2          11,741.3
       Claims payable and other policyholder funds..........................................      842.1             879.8
       Liabilities related to separate accounts.............................................       29.8              32.9
     Other liabilities......................................................................      440.0             498.3
     Investment borrowings..................................................................      315.1             433.9
     Notes payable - direct corporate obligations...........................................      851.5             768.0
                                                                                              ---------         ---------

         Total liabilities..................................................................   27,037.5          26,862.4
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock........................................................................      667.8             667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: 2005 - 151,513,434; 2004 - 151,057,863).............................        1.5               1.5
     Additional paid-in capital.............................................................    3,194.1           2,597.8
     Accumulated other comprehensive income.................................................       71.7             337.3
     Retained earnings......................................................................      584.7             297.8
                                                                                              ---------         ---------

       Total shareholders' equity...........................................................    4,519.8           3,902.2
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity...........................................  $31,557.3         $30,764.6
                                                                                              =========         =========

                                    - more -

                                                                     Conseco (6)
                                                               February 27, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                    Three months ended                 Year ended
                                                                       December 31,                   December 31,
                                                                    -------------------           ---------------------
                                                                    2005           2004           2005             2004
                                                                    ----           ----           ----             ----
Revenues:
   Insurance policy income................................        $  728.2       $  726.1        $2,930.1        $2,949.3
   Net investment income (loss):
     General account assets...............................           347.7          334.4         1,390.4         1,294.5
     Policyholder and reinsurer accounts..................             3.7           33.0           (15.8)           24.1
   Net realized investment gains (losses).................            (6.0)          13.1            (2.9)           40.6
   Fee revenue and other income...........................             4.7            4.4            24.7            21.5
                                                                  --------       --------        --------        --------

       Total revenues.....................................         1,078.3        1,111.0         4,326.5         4,330.0
                                                                  --------       --------        --------        --------

Benefits and expenses:
     Insurance policy benefits............................           701.0          720.6         2,800.6         2,795.2
     Interest expense.....................................            14.6           14.4            58.3            79.5
     Amortization.........................................           100.7           98.8           388.4           371.2
     (Gain) loss on extinguishment of debt................             -              -               3.7            (2.8)
     Other operating costs and expenses...................           147.1          147.2           572.1           632.8
                                                                  --------       --------        --------        --------

       Total benefits and expenses........................           963.4          981.0         3,823.1         3,875.9
                                                                  --------       --------        --------        --------

       Income before income taxes.........................           114.9          130.0           503.4           454.1

Income tax expense on period income.......................            37.8           43.6           178.5           159.3
                                                                  --------       --------        --------        --------

       Net income.........................................            77.1           86.4           324.9           294.8

Preferred stock dividends.................................             9.5            9.5            38.0            65.5
                                                                  --------       --------        --------        --------

       Net income applicable to common stock..............        $   67.6       $   76.9        $  286.9        $  229.3
                                                                  ========       ========        ========        ========

Earnings per common share:
   Basic:
     Weighted average shares outstanding..................     151,410,000    151,073,000     151,160,000     132,280,000
                                                               ===========    ===========     ===========     ===========

     Net income...........................................            $.45           $.51           $1.90           $1.73
                                                                      ====           ====           =====           =====

   Diluted:
     Weighted average shares outstanding..................     183,217,000    186,944,000     185,040,000     155,930,000
                                                               ===========    ===========     ===========     ===========

     Net income...........................................            $.42           $.46           $1.76           $1.63
                                                                      ====           ====           =====           =====


                                    - more -

                                                                     Conseco (7)
                                                               February 27, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                                OPERATING RESULTS

Results by segment for the year were as follows ($ in millions):

                                                                                                      Year Ended
                                                                                                      December 31,
                                                                                                 ----------------------
                                                                                                 2005              2004
                                                                                                 ----              ----
EBIT:
  Bankers Life (including Colonial Penn)...................................................      $254.4            $228.9
  Conseco Insurance Group ("CIG")..........................................................       256.7             257.7
  Other Business in Run-off................................................................        77.2              65.8
  Corporate Operations, excluding corporate interest expense...............................       (33.0)            (56.8)
                                                                                                 ------            ------

     Total EBIT............................................................................       555.3             495.6

 Corporate interest expense................................................................       (48.1)            (71.5)
 Gain (loss) on extinguishment of debt.....................................................        (3.7)              2.8
                                                                                                 ------            ------

      Income before net realized investment gains (losses) and taxes.......................       503.5             426.9

Tax expense................................................................................       178.6             149.8
                                                                                                 ------            ------

     Net income before net realized investment gains (losses)..............................       324.9             277.1
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock...................................        38.0              24.2
   10.5% Class A cumulative convertible exchangeable preferred stock
     (retired June 11, 2004)...............................................................         -                41.3
                                                                                                 ------            ------

     Net operating income..................................................................       286.9             211.6

Net realized investment gains, net of related amortization and taxes.......................         -                17.7
                                                                                                 ------            ------

     Net income applicable to common stock.................................................      $286.9            $229.3
                                                                                                 ======            ======

Per diluted share:
     Net operating income..................................................................       $1.76             $1.51

     Net realized investment gains, net of related amortization and taxes..................        -                  .12
                                                                                                  -----             -----

     Net income applicable to common stock.................................................       $1.76             $1.63
                                                                                                  =====             =====

                                    - more -

                                                                     Conseco (8)
                                                              February 27, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three Months Ended
                                                                                                       December 31,
                                                                                                  ---------------------
                                                                                                  2005             2004
                                                                                                  ----             ----
Bankers Life segment:
  Annuity...............................................................................         $264.1            $288.6
  Supplemental health...................................................................          306.5             297.9
  Life..................................................................................           67.1              50.4
                                                                                                 ------            ------
  Total collected premiums..............................................................         $637.7            $636.9
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $ 65.0            $ 18.3
  Supplemental health...................................................................          160.7             176.6
  Life..................................................................................           76.3              86.6
                                                                                                 ------            ------
  Total collected premiums..............................................................         $302.0            $281.5
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................          $82.7             $96.7
  Major medical.........................................................................            0.8               0.8
                                                                                                 ------             -----
  Total collected premiums..............................................................          $83.5             $97.5
                                                                                                  =====             =====

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                 Three Months Ended
                                                                                                     December 31,
                                                                                                ---------------------
                                                                                                2005             2004
                                                                                                ----             ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $163 million     $160 million
  Benefit ratio.........................................................................           70.2%            71.0%

Long-Term Care:
  Earned premium........................................................................    $143 million     $136 million
  Benefit ratio.........................................................................           96.1%            89.7%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           67.0%            62.1%

Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $70 million      $80 million
  Benefit ratio (b).....................................................................           58.6%            65.7%

Specified Disease:
  Earned premium........................................................................     $90 million      $89 million
  Benefit ratio.........................................................................           79.6%            72.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           48.1%            42.2%

Other Business in Run-off segment:
  Earned premium........................................................................     $87 million      $94 million
  Benefit ratio.........................................................................           99.5%            99.0%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           49.4%            52.3%

---------------------------
(a) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.
(b) Reported benefit ratios below 65% on CIG's Medicare supplement products include the impact of active life reserves released on lapsed policies. The earnings impact from such decreases in reserves is generally offset by increased amortization expense.

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